Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	James River Coal Company
Elizabeth M. Cook
Director of Investor Relations
(804) 780-3000

JAMES RIVER COAL COMPANY REPORTS
SECOND QUARTER 2011 OPERATING RESULTS

▪	Earnings Per Share of $0.31 for the Second Quarter, Before Acquisition and Recapitalization Expenses

▪	Adjusted EBITDA plus acquisition costs of $54.4 Million for the Second Quarter

▪	Conference Call Slides Posted to Company Website

RICHMOND, VA., August 9, 2011 - James River Coal Company (NASDAQ: JRCC),  today announced that it had net income of $0.8 million or $0.02 per diluted share for the second quarter of 2011 and net loss of $6.8 million or $0.22 per diluted share for the six months ended June 30, 2011. Second quarter and the six months ended June 30, 2011 results include $10.4 million or $0.29 per share and $14.4 million or $0.47 per share, respectively, of after tax charges related to the International Resource Partners LP (IRP) acquisition and refinancing of our debt.   The 2011 results are compared to net income of $19.9 million or $0.71 per diluted share for the second quarter of 2010 and net income of $43.1 million or $1.56 per diluted share for the six months ended June 30, 2010.

Peter T. Socha, Chairman and Chief Executive Officer commented: "We are very pleased with our progress this quarter.  We completed the acquisition of International Resource Partners LP and its subsidiary Logan & Kanawha in mid-April.  The integration of these acquisitions has gone very well.  We also successfully managed several positive changes to our balance sheet.  The mines had a better quarter and are continuing to adjust to several regulatory changes.  Lastly, we are beginning to see much more sales and contracting activity in both Central Appalachia and the Midwest."

FINANCIAL RESULTS

The following tables show selected operating results for the quarter and six months ended June 30, 2011 compared to the quarter and six months ended June 30, 2010 (in 000’s except per ton amounts).

Total Results	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	Total	Total	Total	Total
Company and contractor production (tons)	2,640	2,256	4,762	4,561
Coal purchased from other sources (tons)	566	11	612	30
Total coal available to ship (tons)	3,206	2,267	5,374	4,591
Coal shipments (tons)	3,261	2,283	5,334	4,683
Coal sales revenue	$328,182	$182,550	$492,037	$366,569
Freight and handling revenue	23,855	495	24,582	1,077
Cost of coal sold	264,108	128,243	396,927	256,978
Freight and handling costs	23,855	495	24,582	1,077
Depreciation, depletion, & amortization	28,210	16,209	44,245	32,567
Gross profit	35,864	38,098	50,865	77,024
Selling, general & administrative	14,811	9,823	24,181	19,142
Acquisition costs	3,859	-	8,504	-
Adjusted EBITDA plus acquisition costs (1)	$54,449	$46,506	$78,151	$94,630
________________

(1)
Adjusted EBITDA plus acquisition costs is defined under "Reconciliation of Non-GAAP Measures" in this release.
Adjusted EBITDA is used to determine compliance with financial covenants in our revolving credit facility.

Segment Results

	Three Months Ended June 30,
	2011				2010
	CAPP		Midwest		CAPP		Midwest
	Total	Per Ton	Total	Per Ton	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	2,023		617		1,568		688
Coal purchased from other sources (tons)	566		-		11		-
Total coal available to ship (tons)	2,589		617		1,579		688
Coal shipments (tons)
Steam (tons)	1,893		641		1,585		698
Metallurgical (tons)	727		-		-		-
Total Shipments (tons)	2,620		641		1,585		698
Coal sales revenue
Steam	$169,977	89.79	27,706	43.22	$153,560	96.88	28,990	41.53
Metallurgical	130,499	179.50	-	-	-	-	-	-
Total coal sales revenue	300,476	114.69	27,706	43.22	153,560	96.88	28,990	41.53

Freight and handling revenue	23,316	8.90	539	0.84	-	-	495	0.71
Cost of coal sold	240,794	91.91	23,314	36.37	104,455	65.90	23,788	34.08
Freight and handling costs	23,316	8.90	539	0.84	-	-	495	0.71

Segment Results

	Six Months Ended June 30,
	2011				2010
	CAPP		Midwest		CAPP		Midwest
	Total	Per Ton	Total	Per Ton	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	3,478		1,284		3,118		1,443
Coal purchased from other sources (tons)	612		-		30		-
Total coal available to ship (tons)	4,090		1,284		3,148		1,443
Coal shipments (tons)
Steam (tons)	3,274		1,299		3,247		1,436
Metallurgical (tons)	761		-		-		-
Total Shipments (tons)	4,035		1,299		3,247		1,436
Coal sales revenue
Steam	$303,417	92.67	53,976	41.55	$309,124	95.20	57,445	40.00
Metallurgical	134,644	176.93	-	-	-	-	-	-
Total coal sales revenue	438,061	108.57	53,976	41.55	309,124	95.20	57,445	40.00

Freight and handling revenue	23,316	5.78	1,266	0.97	-	-	1,077	0.75
Cost of coal sold	349,493	86.62	47,434	36.52	211,195	65.04	45,783	31.88
Freight and handling costs	23,316	5.78	1,266	0.97	-	-	1,077	0.75

LIQUIDITY AND CASH FLOW

As of June 30, 2011, the Company had available liquidity of $229.7 million calculated as follows (in millions):

Unrestricted Cash	$204.7
Availability under the Revolver	88.6
Letters of Credit Issued under the Revolver	(63.6)
Available Liquidity	$229.7
Restricted Cash	$29.5

Capital expenditures for the second quarter were $38.2 million and $58.3 million for the six months ended June 30, 2011.  Additionally, a payment of $516.0 million was made for the IRP acquisition.  The base purchase price of $475.0 million for the IRP acquisition was increased by working capital (as defined in the agreement) that exceeded $18.5 million.  Included in the working capital of IRP were the following: $116.9 million of accounts receivable, $16.1 million inventory and $54.6 million of accounts payable. The accounts receivable balance was collected in the normal course of business.

SALES POSITION AND MARKET COMMENTS

As of August 8, 2011, we had the following agreements to ship coal at a fixed and known price (in 000’s except per ton amounts):

	2011 Priced
	As of May 9, 2011		As of August 8, 2011		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP (3)	9,550	$110.75	10,289	$110.12	739	$101.98
Midwest (1) (2)	2,609	$42.84	2,660	$42.76	51	$38.67

	2012 Priced
	As of May 9, 2011		As of August 8, 2011		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	1,665	$92.87	3,993	$83.66	2,328	$77.07
Midwest (1) (2)	1,560	$43.42	1,524	$43.49	(36)	$40.46

	2013 Priced
	As of May 9, 2011		As of August 8, 2011		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	-	$-	1,337	$79.52	1,337	$79.52
Midwest (1)	990	$44.10	990	$44.10	-	$-
____________________
(1)	The prices for the Midwest are minimum base price amounts adjusted for projected fuel escalators.
(2)	36,000 tons moved from 2012 to 2011
(3)	The CAPP numbers include the commitments of IRP (excluding transportation and hauling revenue) including a proforma amount in 2011 to include the period prior to acquisition

2011 GUIDANCE

The guidance contained below represents forecasts, which indicate a range of possible outcomes and are provided to assist investors with the development of earnings estimates.  While James River believes that these forecasts represent the best estimate of management as to future events, actual events will differ from these forecasts, and such differences could be material.  These forecasts are subject to risks identified under “forward-looking statements” below.

	Six Months Ended June 30, 2011	Guidance (July - December, 2011)		Total 2011
Total JRCC Operations (In 000's except tax rate)

Adjusted EBITDA plus acquisition cost (1)	$78,151	$95,000 to 105,000		$173,151 to 183,151
Selling, General and Administrative	$24,181	$28,000		$52,181
Depreciation, Depletion and Amortization	$44,245	$60,000		$104,245
Interest Expense	$23,458	$28,000		$51,458
Tax Rate		$15%		15%

Capital Expenditures	$58,306	$85,000	(2)	$143,306

(1)
Adjusted EBITDA plus acquisition cost is defined under “Reconciliation of Non-GAAP Measures" in this release.
Adjusted EBITDA is used to determine compliance with financial covenants in our revolving credit facilitiy.

(2)	Includes both maintenance and growth capital expenditures.

2011 Guidance by Segment
(in 000's except per ton amounts)

Shipments

	CAPP			Midwest
	Tonnage			Tonnage
Thermal	7,000	-	7,300	2,600	-	2,700
Metallurgical	2,000	-	2,200	-	-	-
Total	9,000	-	9,500	2,600	-	2,700

Cash Costs (1)

CAPP			Midwest
$87.00	-	90.00	$36.00	-	37.00

(1) Cash Costs in CAPP include metallurgical coal purchased for blending purposes

CONFERENCE CALL, WEBCAST AND REPLAY:  The Company will hold a conference call with management to discuss the quarterly results on August 9, 2011 at 11:00 a.m. Eastern Time.  The conference call can be accessed by dialing 877-340-2553, or through the James River Coal Company website at http://www.jamesrivercoal.com.  International callers, please dial 678-224-7860.  A replay of the conference call will be available on the Company’s website and also by telephone, at 855-859-2056 for domestic callers.  International callers, please dial 404-537-3406: pass code 86763538.

James River Coal Company is one of the leading coal producers in Central Appalachia and the Illinois Basin.  The company sells metallurgical, bituminous steam and industrial-grade coal to electric utility companies and industrial customers both domestically and internationally.  The Company's operations are managed through eight operating subsidiaries located throughout eastern Kentucky, southern West Virginia and southern Indiana.  Additional information about James River Coal can be found at its web site www.jamesrivercoal.com

FORWARD-LOOKING STATEMENTS: Certain statements in this press release and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward looking statements include, without limitation, statements regarding future sales and contracting activity, projected fuel escalators and all guidance figures.  These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: a change in the demand for coal by electric utility and industrial customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; our dependency on railroads for transportation of a large percentage of our products; failure to exploit additional coal reserves; the risk that reserve estimates are inadequate; failure to diversify our operations; increased capital expenditures; encountering difficult mining conditions; increased costs of complying with mine health and safety regulations; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased cost of raw materials; the effects of litigation, regulation and competition; lack of availability of financing sources; our compliance with debt covenants; the risk that we are unable to successfully integrate acquired assets into the business; our cash flows, results of operation or financial condition; the consummation of acquisition, disposition or financing transactions and the effect thereof on our business; governmental policies and regulatory actions; legal and administrative proceedings, settlements, investigations and claims; weather conditions or catastrophic weather-related damage; our production capabilities; availability of transportation; market demand for coal, electricity and steel; competition; our relationships with, and other conditions affecting, our customers; employee workforce factors; our assumptions concerning economically recoverable coal reserve estimates; future economic or capital market conditions; our plans and objectives for future operations and expansion or consolidation; our ability to integrate successfully operations that we have or may acquire or develop in the future, including those of IRP, or the risk that any such integration could be more difficult, time-consuming or costly than expected; the consummation of financing transactions, acquisitions or dispositions and the related effects on our business; uncertainty of our expected financial performance following completion of the IRP acquisition; disruption from the IRP acquisition making it more difficult to maintain relationships with customers, employees or suppliers; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Balance Sheets
 (in thousands, except share data)

	June 30, 2011	December 31, 2010
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$204,683	180,376
Trade receivables	138,032	59,970
Inventories:
Coal	48,600	23,305
Materials and supplies	17,754	13,690
Total inventories	66,354	36,995
Prepaid royalties	6,387	6,039
Other current assets	14,313	5,991
Total current assets	429,769	289,371
Property, plant, and equipment, net	889,982	385,652
Goodwill	26,492	26,492
Restricted cash and short term investments	29,510	23,500
Other assets	52,370	59,554
Total assets	1,428,123	784,569

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$126,214	57,300
Accrued salaries, wages, and employee benefits	13,473	7,744
Workers' compensation benefits	9,000	9,000
Black lung benefits	2,282	2,282
Accrued taxes	8,401	4,924
Other current liabilities	22,476	16,496
Total current liabilities	181,846	97,746
Long-term debt, less current maturities	575,205	284,022
Other liabilities:
Noncurrent portion of workers' compensation benefits	57,881	55,944
Noncurrent portion of black lung benefits	45,040	43,443
Pension obligations	10,602	11,968
Asset retirement obligations	96,776	43,398
Other	7,298	665
Total other liabilities	217,597	155,418
Total liabilities	974,648	537,186
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1.00 par value. Authorized 10,000,000 shares	-	-
Common stock, $.01 par value. Authorized 100,000,000 shares; issued and outstanding 35,598,065 and 27,779,351 shares as of June 30, 2011 and December 31, 2010	356	278
Paid-in-capital	537,211	324,705
Accumulated deficit	(65,408)	(58,593)
Accumulated other comprehensive loss	(18,684)	(19,007)
Total shareholders' equity	453,475	247,383
Total liabilities and shareholders' equity	$1,428,123	784,569

 JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010
Revenues
Coal sales revenue	$328,182	182,550
Freight and handling revenue	23,855	495
	352,037	183,045

Cost of sales:
Cost of coal sold	264,108	128,243
Freight and handling costs	23,855	495
Depreciation, depletion and amortization	28,210	16,209
	316,173	144,947
	35,864	38,098
Selling, general and administrative expenses	14,811	9,823
Acquisition costs	3,859	-
	17,194	28,275
Interest expense	15,607	7,455
Interest income	(128)	(12)
Charges associated with repayment of debt	740	-
Miscellaneous (income) expense, net	(181)	238
	16,038	7,681
	1,156	20,594
Income tax expense	367	744
Net income	$789	19,850
Earnings per common share
Basic earnings per common share	$0.02	0.72
Diluted earnings per common share	$0.02	0.71

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
Revenues
Coal sales revenue	$492,037	366,569
Freight and handling revenue	24,582	1,077
Total revenue	516,619	367,646

Cost of sales:
Cost of coal sold	396,927	256,978
Freight and handling costs	24,582	1,077
Depreciation, depletion and amortization	44,245	32,567
Total cost of sales	465,754	290,622
Gross profit	50,865	77,024
Selling, general and administrative expenses	24,181	19,142
Acquisition costs	8,504	-
Total operating income	18,180	57,882
Interest expense	23,458	14,836
Interest income	(183)	(16)
Charges associated with repayment of debt	740	-
Miscellaneous (income) expense, net	(302)	196
Total other expense, net	23,713	15,016
Income (loss) before income taxes	(5,533)	42,866
Income tax (benefit) expense	1,282	(229)
Net income (loss)	$(6,815)	43,095
Earnings (loss) per common share
Basic earnings (loss) per common share	$(0.22)	1.56
Diluted earnings (loss) per common share	$(0.22)	1.56

JAMES RIVER COAL COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$(6,815)	43,095
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion, and amortization	44,245	32,567
Accretion of asset retirement obligations	1,975	1,642
Amortization of debt discount and issue costs	6,383	3,935
Stock-based compensation	2,648	2,870
Deferred income tax expense	2,236
Loss on sale or disposal of property, plant and equipment	-	318
Write-off of deferred financing costs	740	-
Changes in operating assets and liabilities:
Receivables	38,568	(15,588)
Inventories	(10,156)	4,538
Prepaid royalties and other current assets	(878)	991
Restricted cash	(6,010)	47,042
Other assets	(4,991)	(830)
Accounts payable	12,512	(7,061)
Accrued salaries, wages, and employee benefits	1,369	3,507
Accrued taxes	(21)	1,004
Other current liabilities	4,339	(1,126)
Workers' compensation benefits	1,937	1,505
Black lung benefits	1,881	1,823
Pension obligations	(971)	(1,949)
Asset retirement obligations	(2,123)	(461)
Other liabilities	(70)	11
Net cash provided by operating activities	86,798	117,833
Cash flows from investing activities:
Additions to property, plant, and equipment	(58,306)	(34,113)
Payment for acquisition, net of cash acquired	(515,962)	-
Net cash used in investing activities	(574,268)	(34,113)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	505,000	-
Repayment of long-term debt	(150,000)	-
Net proceeds from issuance of common stock	170,545	-
Debt issuance costs	(13,768)	(1,346)
Net cash provided by (used in) financing activities	511,777	(1,346)
Increase in cash	24,307	82,374
Cash and cash equivalents at beginning of period	180,376	107,931
Cash and cash equivalents at end of period	$204,683	190,305

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Reconciliation of Non GAAP Measures
(in thousands)
(unaudited)

EBITDA is used by management to measure operating performance.  We define EBITDA as net income or loss plus interest expense (net), income tax expense (benefit) and depreciation, depletion and amortization (EBITDA), to better measure our operating performance.  We regularly use EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates.  In addition, we use EBITDA in evaluating acquisition targets.

Adjusted EBITDA is defined as EBITDA as further adjusted for certain cash and non-cash charges as specified in our revolving credit facility and is used in several of the covenants in that facility.  Adjusted EBITDA plus acquisition costs further adjusts Adjusted EBITDA to add back certain non-recurring costs incurred in connection with the IRP acquisition that may not reflect the trend of future results.  We believe that Adjusted EBITDA plus acquisition costs presents a useful measure of our ability to service and incur debt on an ongoing basis.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA plus acquisition costs are not recognized terms under GAAP and are not an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of operating liquidity.  Because not all companies use identical calculations, this presentation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA plus acquisition costs may not be comparable to other similarly titled measures of other companies.  Additionally, EBITDA, Adjusted EBITDA, and Adjusted EBITDA plus acquisition costs are not intended to be a measure of free cash flow for management’s discretionary use, as they do not reflect certain cash requirements such as tax payments, interest payments and other contractual obligations.

	Three Months Ended		Six Months Ended
	June 30 2011	June 30 2010	June 30 2011	June 30 2010
Net income (loss)	$789	19,850	(6,815)	43,095
Income tax expense (benefit)	367	744	1,282	(229)
Interest expense	15,607	7,455	23,458	14,836
Interest income	(128)	(12)	(183)	(16)
Depreciation, depletion, and amortization	28,210	16,209	44,245	32,567
EBITDA (before adjustments)	$44,845	44,246	61,987	90,253
Other adjustments specified in our current debt agreement
Direct acquisition costs	3,859	-	8,504	-
Charges associated with repayment of debt	740	-	740	-
Other	2,256	2,260	4,171	4,377
Adjusted EBITDA	$51,700	46,506	75,402	94,630
Write-up of IRP inventory	2,749	-	2,749	-
Adjusted EBITDA plus acquisition costs	$54,449	46,506	78,151	94,630

In addition, in this press release we have presented our earnings per share before acquisition and refinancing expenses.  As we do not routinely engage in transactions of the magnitude of the IRP acquisition or the refinancing of our debt, and consequently do not regularly incur transaction-related expenses of correlative size, we believe presenting earnings per share excluding acquisition and refinancing expenses provides investors with an additional measure of our core operating performance.  Charges related to the IRP acquisition and refinancing of our debt included in our results of operations are as follows:

	Three months ended June 30, 2011	Six months ended June 30, 2011
Acquisition costs	3,859	8,504
Charges associated with repayment of debt	740	740
Amortization of contracts included in depreciation, depletion and amortization	2,429	2,429
Write-up to Fair Market Value of IRP's inventory at acquisition	2,749	2,749
Interest on repaid Senior Notes after new financing completed	2,344	2,344
Estimated tax impact	(1,697)	(2,347)
Total IRP acquistion and recapitalization expenses	$10,424	14,419
Earnings per share impact	$0.29	0.47